Exhibit 99.1

Report of Independent Registered Public Accounting Firm

March 28, 2006

To the Members of Big A Drilling Company LC

I have audited the accompanying balance sheet of Big A Drilling Company LC (a limited liability company) as of December 31, 2005, and the related statements of operations and members’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on our audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Big A Drilling Company, LC as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Clinton R. Kindell, CPA P.C.

Clinton R. Kindell, CPA P.C.

Oklahoma City, OK

March 28, 2006

BIG A DRILLING COMPANY, L.C.

BALANCE SHEET

As of December 31, 2005

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$—
Receivables
Trade	2,127,147
Contract drilling in progress	671,123

Total current assets	2,798,270

PROPERTY AND EQUIPMENT - AT COST
Drilling rigs and related equipment	6,330,444
Transportation, office and other equipment	1,097,402

7,427,846
Less accumulated depreciation	(1,920,106)

5,507,740

Total assets	$8,306,010

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$887,048
Bank overdraft	91,636
Accrued liabilities
Payroll related	566,737
Other	29,092
Line of credit	750,000
Current maturities of long-term debt	977,180

Total current liabilities	3,301,693

LONG TERM DEBT, less current maturities	1,769,730

COMMITMENTS AND CONTINGENCIES	—

MEMBERS’ EQUITY	3,234,587

Total liabilities and members’ equity	$8,306,010

The accompanying notes are an integral part of these financial statements.

BIG A DRILLING COMPANY, L.C.

STATEMENT OF OPERATIONS AND MEMBERS’ EQUITY

For the year ended December 31, 2005

REVENUES
Contract drilling	$15,695,635
Other	94,029

Total revenues	15,789,664

OPERATING COSTS AND EXPENSES
Contract drilling	10,413,798
Depreciation	519,541
General and administrative	1,527,949

Total operating costs and expenses	12,461,288

Operating income	3,328,376

OTHER INCOME (EXPENSE)
Interest expense	(180,460)
Other	4,041

Total other income (expense)	(176,419)

NET INCOME	$3,151,957

Beginning members’ equity	$1,853,671

Distributions	(1,771,041)
Net income	3,151,957

Ending members’ equity	$3,234,587

The accompanying notes are an integral part of these financial statements.

BIG A DRILLING COMPANY, L.C.

STATEMENT OF CASH FLOWS

For the year ended December 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,151,957
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	519,541
(Increase) decrease in current assets and liabilities:
Receivables, net	(1,813,737)
Accounts payable	73,909
Accrued and other liabilities	263,357

Net cash provided by operating activities	2,195,027

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(1,680,885)

Net cash used in investing activities	(1,680,885)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank overdraft	91,636
Proceeds from borrowings	3,724,479
Principal payments on borrowings	(2,640,783)
Distributions	(1,771,041)

Net cash used in financing activities	(595,709)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(81,567)

Cash and cash equivalents at beginning of year	81,567

Cash and cash equivalents at end of year	$—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$180,460

The accompanying notes are an integral part of these financial statements.

Big A Drilling Company, L.C.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2005

NOTE A - ORGANIZATION, NATURE OF BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

Big A Drilling Company, L.C. (the “Company”) was formed in November 1994 and provides contract drilling services to oil and gas exploration and production companies, primarily in Oklahoma, Kansas and Texas. As a limited liability company, members have limited liability for the obligations or debts of the Company and the term of the Company will expire upon the sale of all or substantially all of the Company’s properties.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

1. Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less and money market mutual funds to be cash equivalents.

The Company maintains its cash and cash equivalents in accounts and instruments which, from time to time, may exceed federal insurance limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risks on cash and cash equivalents.

2. Revenue Recognition

The Company earns contract drilling revenue under daywork and footage contracts.

The Company follows the percentage-of-completion method of accounting for footage contract drilling arrangements. Under this method, drilling revenues and costs related to a well in progress are recognized proportionately over the time it takes to drill the well. Percentage-of-completion is determined based upon the amount of expenses incurred through the measurement date as compared to total estimated expenses to be incurred drilling the well. Under the percentage-of-completion method, management estimates are relied upon in the determination of the total estimated expenses to be incurred drilling the well. When estimates of revenues and expenses indicate a loss on a contract, the total estimated loss is accrued.

Revenues on daywork contracts are recognized based on the days completed at the dayrate each contract specifies.

The receivables from contract drilling in progress represents revenues in excess of amounts billed on contracts in progress.

3. Accounts Receivable

Substantially all of the Company’s accounts receivable are due from companies in the oil and gas industry. Credit is extended based on evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are due within 30 days and are stated at amounts due from customers, net of an allowance for doubtful accounts when the Company believes collection is doubtful. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes off specific accounts receivable when they become uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. There is no allowance recorded at December 31, 2005 as management believes all amounts included in accounts receivable to be fully collectable.

4. Property and Equipment

Property and equipment are capitalized and stated at cost, while maintenance and repairs are expensed currently. Assets are depreciated on a straight-line basis. The depreciable lives of drilling rigs and related equipment are three to 15 years. The depreciable life of other equipment is three years. Depreciation is not commenced until acquired rigs are placed in service.

The Company reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows is less than the carrying amount of the assets, the Company recognizes an impairment loss based upon fair value of the asset.

5. Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures; accordingly, actual results could differ from those estimates.

6. Income Taxes

The Company, a limited liability company, is classified as a partnership for income tax purposes; accordingly, income taxes on net earnings are payable by the members and are not reflected in the financial statements.

NOTE B - LINE OF CREDIT

Line of credit consists of advances under a $750,000 revolving line of credit with a bank that bears interest at 7.25%. Interest on the line of credit is due monthly with outstanding principal due August 11, 2006 and is guaranteed by the Company’s members, and is collateralized by the Company’s accounts receivable, drilling rigs and life insurance policies on the Company’s members.

NOTE C - LONG-TERM DEBT

Long-term debt consists of a term note payable with a bank and seven vehicle financing notes with a vehicle financing company. The bank term note had an original principal amount of $2,900,000 with a variable interest rate of New York Prime as published in the Wall Street Journal plus 0.75% (7.25% at December 31, 2005). The note requires equal monthly payments of $89,969 and matures on August 15, 2008. The remaining principal balance outstanding at December 31, 2005 is $2,609,516. The note is guaranteed by the Company’s members, and is collateralized by the Company’s accounts receivable, drilling rigs and life insurance policies on the Company’s members.

The vehicle financing notes are collateralized by certain Company vehicles, require monthly payments ranging from $513 to $990 and have terms ranging from 36 to 60 months. The total remaining principal balance outstanding on the notes at December 31, 2005 is $137,394.

Future maturities of long-term debt at December 31, 2005 are as follows:

2006	$977,180
2007	1,040,951
2008	722,941
2009	5,838

Total	$2,746,910

NOTE D - WORKERS’ COMPENSATION

The Company is insured under a workers’ compensation insurance policy that includes deductibles ranging from $2,500 to $5,000 per covered accident. Workers’ compensation insurance expense for the year ended December 31, 2005 totaled $526,257. During the year, the Company incurred approximately, $192,796 in direct medical and related expenses for worker related injuries. At December 31, 2005 the Company recorded a liability in the amount of $29,092 for direct medical and other services related to worker injuries incurred, but unpaid, as of the end of the year.

NOTE E - TRANSACTIONS WITH AFFILIATES

During the year ended December 31, 2005, the Company made lease payments to two of its members for office, shop and yard space in Oklahoma and Kansas totaling $48,900 and $52,380, respectively.

Additionally, the Company paid $9,384 for trucking and repair services to a well services entity owned by a member during the year. The member owned entity provided well services to the Company, during the year, totaling $11,468.

NOTE F - COMMITMENTS AND CONTINGENCIES

The Company leases office, shop and yard space in Oklahoma under a lease agreement with a member. The lease expires in March 2006. Minimum monthly lease payments required in 2006 for the lease totals $12,225.

NOTE G - SIGNIFICANT CUSTOMERS

For the year ended December 31, 2005, revenue from five customers was approximately 23%, 21%, 16%, 16% and 12% of total revenues. At December 31, 2005, three customers accounted for approximately 39%, 25% and 19% of accounts receivable.

NOTE H - FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash and cash equivalents, trade receivables and payables and short-term debt:

The carrying amounts of cash and cash equivalents, trade receivables, payables and short-term debt approximate their fair values.

Long-term debt and note payable.

The carrying amounts of long-term debt and the note payable approximate fair value, as supported by the recent issuance of the debt and because the variable rates approximate market rates.

NOTE I - SUBSEQUENT EVENT

On January 18, 2006 the Company completed the sale of substantially all of its operating assets pursuant to the terms of an asset purchase agreement dated December 16, 2005. The purchase price for the assets totaled $18,150,000 and consisted of cash totaling $16,335,000 and common stock of the purchaser valued at $1,815,000. Subsequent to closing and after settlement of any remaining liabilities, the remaining purchase price was distributed to the members.